Exhibit 99.1
Aptiv Completes the Acquisition of Wind River from TPG

Accelerates the digital transformation of mission-critical industries

Enables the software-defined future of mobility

DUBLIN – December 23, 2022 – Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, has completed the acquisition of Wind River®, a global leader in delivering software for the intelligent edge. Wind River software enables the secure development, deployment, operations and servicing of mission-critical intelligent systems. The company’s technology is in over two billion edge devices across more than 1,700 customers in high-value industries, including aerospace and defense, telecommunications, industrial, medical and automotive.

“Across multiple industries, mission-critical applications are undergoing a digital transformation as devices become smarter and generate more data, creating a need for more intelligence at the edge and edge-to-cloud software solutions to unlock new business models,” said Kevin Clark, Aptiv’s chairman and chief executive officer. “The automotive industry in particular continues to be transformed by the accelerated shift to software-defined vehicles. Empowering our customers to capitalize on this transition requires not only a next-generation hardware architecture, but also a cloud-native software architecture and an edge-to-cloud DevOps platform that speeds software development, streamlines deployment to vehicles and enables lifecycle management. With Aptiv and Wind River’s complementary portfolios and decades of combined experience in delivering innovation in safety-critical systems, we will drive significant value for our customers.”

Wind River’s proven technologies have been used across multiple industries to address the challenges the automotive industry is facing. By integrating the Wind River Studio cloud-native software platform into Aptiv’s industry-leading Smart Vehicle Architecture™, Aptiv will enable customers to unlock the full potential of the software-defined vehicle throughout its complete lifecycle. The initial release of the integrated end-to-end solution will be showcased in January at CES 2023.

The transaction is valued at $3.5 billion, instead of the initial purchase price of $4.3 billion agreed to in January 2022. Aptiv and the seller agreed to the amended purchase price, in part, as a result of certain changes in Wind River’s current operating structure required to bring the regulatory approval process to a satisfactory conclusion. These changes will not impact the strategic direction of Wind River nor our expectations for its value creation, but will require certain one-time costs and recurring operating expenses. The transaction is expected to be accretive to adjusted earnings per share in 2023. The company will provide further details regarding the transaction on the fourth quarter earnings call on February 2, 2023.

About Aptiv
Aptiv PLC is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Headquartered in Dublin, Ireland, with more than 190,000 employees strategically located to serve customers globally, Aptiv is solving the industry’s toughest challenges with scalable, intelligent platforms that accelerate the transition to software-defined electric vehicles. To learn more about the company’s unique brain and nervous system portfolio and its commitment to sustainability, visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the acquisition of Wind River. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the current semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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